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EXHIBIT 4


                              MEGACHAIN.COM, LTD.


                     Option for the Purchase of __________
                            Shares of Common Stock
                               Par Value $0.0001

                            STOCK OPTION AGREEMENT

THE HOLDER OF THIS OPTION, BY ACCEPTANCE HEREOF, BOTH WITH RESPECT TO THE OPTION AND COMMON STOCK ISSUABLE UPON EXERCISE OF THE OPTION, AGREES AND ACKNOWLEDGES THAT THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE TRANSFERRED OR SOLD IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT OR OTHER COMPLIANCE UNDER THE SECURITIES ACT OR THE LAWS OF THE APPLICABLE STATE OR A "NO ACTION" OR INTERPRETIVE LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER, AND ITS COUNSEL, TO THE EFFECT THAT THE SALE OR TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT AND SUCH STATE STATUTES.

        This is to certify that, for value received, ____________________ (the "Optionee") is entitled to purchase from MEGACHAIN.COM, LTD. (the "Company"), on the terms and conditions hereinafter set forth, all or any part of _________________________ shares ("Option Shares") of the Company's common stock, par value $0.0001 (the "Common Stock"), at the purchase price of $0.75 per share ("Option Price"). Upon exercise of this option in whole or in part, a certificate for the Option Shares so purchased shall be issued and delivered to the Optionee. If less than the total option is exercised, a new option of similar tenor shall be issued for the unexercised portion of the options represented by this Agreement.

       This option is granted subject to the following further terms and conditions:

     1. This option shall vest and be exercisable immediately, and shall expire at 5:00 p.m. Pacific time on the first to occur of the date which is 120 days following the date on which the Optionee's employment with the Company terminates for any reason, the date which is 120 days following the date of a Change in Control of the Company (as defined below), or August 12, 2004.

          (a) In order to exercise this option with respect to all or any part of the Option Shares for which this option is at the time exercisable, Optionee (or in the case of exercise after Optionee's death, Optionee's executor, administrator, heir or legatee, as the case may be) must take the following actions:

               (i) Deliver to the Corporate Secretary of the Company an executed notice of exercise in substantially the form of attached to this Agreement (the "Exercise Notice") in which there is specified the number of Option Shares which are to be purchased under the exercised option.

               (ii) Pay the aggregate Option Price for the purchased shares through one or more of the following alternatives:

                    (A) full payment in cash or by check made payable to the Company's order;

                    (B) full payment in shares of Common Stock held for the requisite period necessary to avoid a charge to the Company's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date (as such term is defined below);

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                    (C) full payment through a combination of shares of Common
                    Stock held for the requisite period necessary to avoid a charge to the Company's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date and cash or check payable to the Company's order;

                    (D) full payment effected through a broker-dealer sale and remittance procedure pursuant to which Optionee shall provide concurrent irrevocable written instructions (i) to a brokerage firm to effect the immediate sale of the purchased shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Option Price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld in connection with such purchase and (ii) to the Company to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction; or

                   (E) full payment through conversion of the option to purchase
                    Option Shares into the number of fully paid and nonassessable Option Shares calculated pursuant to the following formula:

                    X   =   Y (A-B)
                           ---------
                             A

                    where:    X    =  the number of Option Shares to
                                      be issued to the Optionee;

                              Y    =  the number of Option Shares for which
                                      the conversion right is being exercised;

                              A    =  the Fair Market Value per share as of
                                      the date of exercise of such conversion
                                      right;
                    and

                              B    =  the Option Price with respect to such
                                      Option Shares.

               (iii) Furnish to the Company appropriate documentation that the person or persons exercising the option (if other than Optionee) have the right to exercise this option.

               (iv) For purposes of this Agreement, the Exercise Date shall be the date on which the executed Exercise Notice shall have been delivered to the Company. Except to the extent the sale and remittance procedure specified above is utilized in connection with the option exercise, payment of the Option Price for the purchased shares must accompany such Exercise Notice.

               (v) For all valuation purposes under this Agreement, the Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

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                    (A) If the Common Stock is not at the time listed or
                    admitted to trading on any national securities exchange but is traded on the Nasdaq National Market, the Fair Market Value shall be the mean between the highest "bid" and lowest "offered" quotations of a share of Common Stock on such date (or if none, on the most recent date on which there were bid and offered quotations of a share of Common Stock), as reported by the Nasdaq National Market or any successor system.

                    (B) If the Common Stock is at the time listed or admitted to trading on any national securities exchange, then the Fair Market Value shall be the closing selling price per share on the date in question on the securities exchange, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no reported sale of Common Stock on such exchange on the date in question, then the Fair Market Value shall be the closing selling price on the exchange on the last preceding date for which such quotation exists.

                    (C) If the Common Stock is not listed on such date on any national securities exchange nor included in the Nasdaq National Market, but is traded in the over-the-counter market, the highest "bid" quotation of a share of Common Stock on such date (or if none, on the most recent date on which there were bid quotations of a share of Common Stock), as reported on the Nasdaq Smallcap Market or the NASD OTC Bulletin Board, as applicable.

              (vi) Upon such exercise, the Company shall issue and cause to be delivered with all reasonable dispatch (and in any event within three business days of such exercise) to or upon the written order of the Optionee at its address, and in the name of the Optionee, a certificate or certificates for the number of full Option Shares issuable upon the exercise together with such other property (including cash) and securities as may then be deliverable upon such exercise. Such certificate or certificates shall be deemed to have been issued and the Optionee shall be deemed to have become a holder of record of such Option Shares as of the Exercise Date.

     (b) For purposes of this Agreement, a "Change in Control" means the occurrence of any one or more of the following:

               (i) Any "person", as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), (other than the Company, a majority-owned subsidiary of the Company, an affiliate of the Company within the meaning of the Exchange Act, or a Company employee benefit plan, including any trustee of such plan acting as trustee), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (or a successor to the Company) representing 50% or more of the combined voting power of the then outstanding securities of the Company or such successor;

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              (ii) At any time that the Company has shares registered under the
          Exchange Act at least 50% of the directors of the Company constitute persons who were not at the time of their first election to the board of directors of the Company, candidates proposed by a majority of such board of directors in office prior to the time of such first election; or

              (iii) (A) the dissolution of the Company or liquidation of more than 50% in value of the Company or a sale of assets involving 50% or more in value of the assets of the Company, (B) any merger or reorganization of the Company whether or not another entity is the survivor, pursuant to which the holders, as a group, of all of the shares of the Company outstanding prior to the transaction hold, as a group, less than 50% of the combined voting power of the Company or any successor company outstanding after the transaction, (C) a transaction or related set of transactions (including without limitation a merger or tender offer together with a related purchase of shares by the tender offeror in the market) pursuant to which the holders, as a group, of all of the shares of the Company outstanding prior to the transaction hold, as a group, less than 50% of the combined voting power of the Company or any successor company outstanding after the transaction, or (iv) any other event which the board of directors of the Company determines, in its discretion, would materially alter the structure of the Company or its ownership.

     2. The Optionee acknowledges that the shares subject to this option have not and will not be registered as of the date of exercise of this option under the Securities Act or the securities laws of any state. The Optionee acknowledges that this option and the shares issuable on exercise of the option, when and if issued, are and will be "restricted securities" as defined in Rule 144 promulgated by the Securities and Exchange Commission and must be held indefinitely unless subsequently registered under the Securities Act and any other applicable state registration requirements. The Company is under no obligation to register the securities under the Securities Act or under applicable state statutes. In the absence of such a registration or an available exemption from registration, sale of the Option Shares may be practicably impossible. The Optionee shall confirm to the Company the representations set forth above in connection with the Exercise of all or any portion of this option.

     3. The Company, during the term of this Agreement, will obtain from the appropriate regulatory agencies any requisite authorization in order to issue and sell such number of shares of its Common Stock as shall be sufficient to satisfy the requirements of the Agreement.

     4. The number of Option Shares purchasable upon the exercise of this option and the Option Price per share shall be subject to adjustment from time to time subject to the following terms. If the outstanding shares of Common Stock of the Company are increased, decreased, changed into or exchanged for a different number or kind of shares of the Company through reorganization, recapitalization, reclassification, stock dividend, stock split or reverse stock split, the Company or its successors and assigns shall make an appropriate and proportionate adjustment in the number or kind of shares, and the per-share Option Price thereof, which may be issued to the Optionee under this Agreement upon exercise of the options granted under this Agreement. The purchase rights represented by this option shall not be exercisable with respect to a fraction of a share of Common Stock. Any fractional shares of Common Stock arising from the dilution or other adjustment in the number of shares subject to this option shall rounded up to the nearest whole share.

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      5. The Company covenants and agrees that all Option Shares which may be delivered upon the exercise of this option will, upon delivery, be free from all taxes, liens, and charges with respect to the purchase thereof; provided, that the Company shall have no obligation with respect to any income tax liability of the Optionee and the Company may, in its discretion, withhold such amount or require the Optionee to make such provision of funds or other consideration as the Company deems necessary to satisfy any income tax withholding obligation under applicable law.

      6. The Company agrees at all times to reserve or hold available a sufficient number of shares of Common Stock to cover the number of Option Shares issuable upon the exercise of this and all other options of like tenor then outstanding.


      7. This option shall not entitle the holder hereof to any voting rights or other rights as a shareholder of the Company, or to any other rights whatsoever, except the rights herein expressed, and no dividends shall be payable or accrue in respect of this option or the interest represented hereby or the Option Shares purchasable hereunder until or unless, and except to the extent that, this option shall be exercised.


      8. The Company may deem and treat the registered owner of this option as the absolute owner hereof for all purposes and shall not be affected by any notice to the contrary.

      9. In the event that any provision of this Agreement is found to be invalid or otherwise unenforceable under any applicable law, such invalidity or unenforceability shall not be construed as rendering any other provisions contained herein invalid or unenforceable, and all such other provisions shall be given full force and effect to the same extent as though the invalid or unenforceable provision were not contained herein.

      10. This Agreement shall be governed by and construed in accordance with the internal laws of the state of Delaware, without regard to the principles of conflicts of law thereof.

      11. The holder of this option, by acceptance hereof, acknowledges and agrees that this option is not transferable by the Optionee except by will or the laws of descent or distribution. Except as otherwise provided herein, this Agreement shall be binding on and inure to the benefit of the Company and the person to whom an option is granted hereunder, and such person's heirs, executors, administrators, legatees, personal representatives, assignees, and transferees.

      IN WITNESS WHEREOF, the Company has caused this option to be executed by the signature of its duly authorized officer, effective this 18th day of August, 1999.

                                   MEGACHAIN.COM, LTD.



                                  By
                                    ------------------------------------
                                    Duly Authorized Officer

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     The undersigned Optionee hereby acknowledges receipt of a copy of the foregoing option and acknowledges and agrees to the terms and conditions set forth in the option.



             ---------------------------------------

                        Exercise Notice
          (to be signed only upon exercise of Option)

TO:  MEGACHAIN.COM, LTD.

       The Optionee, holder of the attached option, hereby irrevocable elects to exercise the purchase rights represented by the option for, and to purchase thereunder, _________________________________ shares of common stock of
MEGACHAIN.COM, LTD., and herewith makes payment therefor, and requests that the certificate(s) for such shares be delivered to the Optionee at:


       -----------------------------------------------------------

       -----------------------------------------------------------

       -----------------------------------------------------------


      If purchase is to be effected by conversion of the option to Common Stock, the Optionee hereby converts option rights with respect to __________________________________ Option Shares represented by the option.

      If acquired without registration under the Securities Act of 1933, as amended ("Securities Act"), the Optionee represents that the Common Stock is being acquired without a view to, or for, resale in connection with any distribution thereof without registration or other compliance under the Securities Act and applicable state statutes, and that the Optionee has no direct or indirect participation in any such undertaking or in the underwriting of such an undertaking. The Optionee understands that the Common Stock has not been registered, but is being acquired by reason of a specific exemption under the Securities Act as well as under certain state statutes for transactions by an issuer not involving any public offering and that any disposition of the Common Stock may, under certain circumstances, be inconsistent with these exemptions. The Optionee acknowledges that the Common Stock must be held and may not be sold, transferred, or otherwise disposed of for value unless subsequently registered under the Securities Act or an exemption from such registration is available. The Company is under no obligation to register the Common Stock under the Securities Act, except as provided in the Agreement for the option. The certificates representing the Common Stock will bear a legend restricting transfer, except in compliance with applicable federal and state securities statutes.

      The Optionee agrees and acknowledges that this purported exercise of the option is conditioned on, and subject to, any compliance with requirements of applicable federal and state securities laws deemed necessary by the Company.

      DATED this ________ day of _________________, __________.




                            ---------------------------------------
                                   Signature

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